SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

LCNB CORP.

(Exact name of Registrant as specified in its Charter)

Ohio	0-26121	31-1626393
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

2 North Broadway, Lebanon, Ohio	45036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (513) 932-1414

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01

Completion of Acquisition or Disposition of Assets.

On April 30, 2015, LCNB Corp. (“LCNB”) consummated the merger of (i) BNB Bancorp, Inc. (“BNB”) with and into LCNB and (ii) Brookville National Bank, a national bank and wholly-owned subsidiary of BNB, with and into LCNB National Bank, a national bank and wholly-owned subsidiary of LCNB (the “Merger”), in accordance with the Agreement and Plan of Merger, dated as of December 29, 2014, by and between LCNB and BNB (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, each share of BNB common stock was converted into the right to receive (i) $15.75 in cash, and (ii) 2.005 LCNB common shares.

The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated by reference.

LCNB issued a press release on April 30, 2015 announcing the consummation of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 7.01   Regulation FD Disclosure.

The information set forth in Item 2.01 of this Current Report on Form 8-K and in the press release attached as Exhibit 99.1 is incorporated in this Item 7.01 by reference.

Item 9.01   Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.

Description

2.1

Agreement and Plan of Merger dated as of December 29, 2014, by and between LCNB Corp. and BNB Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by LCNB with the Securities and Exchange Commission on January 2, 2015)

99.1

Press release issued by LCNB Corp. on April 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

LCNB CORP.

Date: April 30, 2015	By: /s/ Robert C. Haines II
Robert C. Haines II Chief Financial Officer